UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

eCRYPT TECHNOLOGIES, INC.

(Name of Registrant As Specified In Its Charter)

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$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

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            Act Rule 0-11

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eCRYPT TECHNOLOGIES, INC.

4750 Table Mesa Drive

Boulder, Colorado 80305

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and regulation 14C and Schedule C thereunder, this notice and information statement (the “Information Statement”) will be mailed out on or about May 2, 2011 (the “Mailing Date”) to the shareholders of record, as of April 12, 2011 (the “Record Date”), of eCrypt Technologies, Inc. (hereinafter referred to as “we,” “us,” “our,” the “Company”), a Colorado corporation. This Information Statement is being circulated to advise the shareholders of action already approved and taken without a meeting by written consent of a majority of our shareholders.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action set forth herein will not be effective until 20 days after the date this Information Statement is mailed to the shareholders; the Company anticipates that the proposal will become effective on or about May 23, 2011 (the “Effective Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective twenty days after the mailing of this Information Statement are as follows:

(1)	Approval of the eCrypt Technologies, Inc. Stock Compensation Program.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It explains the corporate action described herein. Additional information about the Company is contained in its reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to a Written Consent of the majority shareholders of the Company:

(1)	Approval of the eCrypt Technologies, Inc. Stock Compensation Program.

The Board of Directors has fixed the close of business on April 12, 2011 as the Record Date for determining the shareholders entitled to notice of the foregoing corporate action.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on April 12, 2011, are entitled to notice of the foregoing action to be effective on or about May 23, 2011. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock as of the Record Date voted in favor of the foregoing action by written consent, and having sufficient voting power to approve such proposal through their ownership of the common stock, no other consents will be solicited in connection with this Information Statement. Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy.

The elimination of the need for a meeting of shareholders to approve this action is made possible by provisions of the Colorado Revised Statutes which provide that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent of the holders of a majority of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who hold a majority of the voting power of our capital stock.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

THIS INFORMATION STATEMENT AND THE DOCUMENTS INCORPORATED IN THIS DOCUMENT BY REFERENCE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND BUSINESS.  WORDS SUCH AS “ANTICIPATES,” “EXPECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS.

CURRENT INFORMATION ABOUT THE COMPANY

eCrypt Technologies, Inc. was incorporated in the State of Colorado on April 19, 2007.  The Company provides encryption software which secures the transmission of, storage of, and access to digital information. Currently the Company is a development stage Company.

eCrypt’s primary business focus is on information security solutions which assist individuals and entities in securely transmitting, storing, and accessing information.  The Company’s business operations are oriented around the development and sale of encryption solutions.  Currently, eCrypt develops and sells device-based encryption and security software for Personal Digital Assistants (“PDAs”), wireless handheld devices, laptop and desktop computers, pocket computers, cellular phones, smartphones, and other file storage devices. The Company has developed, and is now selling via its eCommerce website, its flagship product, recently renamed eCrypt Mobile Mail Privacy, encryption software for email on BlackBerry® smartphones. As of December 31, 2010, the Company had not earned any revenue from sales of eCrypt Mobile Mail Privacy. The Company is also in the process of developing the next generation version of eCrypt Mobile Mail Privacy, named eCrypt Pro Mobile Mail Privacy.

Additionally, the Company is currently in the process of developing a device agnostic email encryption solution which will be compatible with all internet enabled devices able to browse the internet, including PDAs, smartphones, laptops and desktop computers.

eCrypt is also developing and plans to sell device-based encryption and security software which protects email, Short Message Service (“SMS”), peer-to-peer (“P2P”), PIN-to-PIN, Instant Messaging (“IM”), Multimedia Message Service (“MMS”), and voice communications for users on such devices and mobile devices.  Additionally, eCrypt is developing and plans to sell device-based secure access interfaces which allow users to conduct financial activities on mobile devices, as well as secure access User Interfaces (“UIs”) for mobile devices.  eCrypt has the ability to customize its device-based encryption and security software, as well as its secure access UIs, for the purpose of securely storing, communicating and accessing information. In addition to the device-based software, eCrypt is also developing and plans to sell appliance-based encryption software for email servers and for the files stored on servers.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a director or executive officer. The executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected.

The directors and executive officers currently serving the Company are as follows:

Name	Position	Director or Officer Since
Brad Lever	Director, Chief Executive Officer, Chief Financial Officer, President	April 2007
Curt Weldon	Director	February 2011
Jay Cohen	Director	February 2011
Gabriel Rosu	Chief Development Officer	April 2007

Biographical Information

Mr. Brad Lever.  Mr. Brad Lever is currently a Director of the Company and serves as the Company’s Chief Executive Officer, Chief Financial Officer, President, Director of Sales and Marketing, and Director of Strategic Alliances and Investor Relations; he has served in these capacities since the Company’s inception.  Mr. Lever’s core functionalities are to coordinate team efforts, manage sales and marketing, and aid in the development of services and solutions which cater to the marketplace.  In addition to the work that Mr. Lever performs with the Registrant, since 2004, Mr. Lever has worked in enterprise sales for BCE, a telecommunications company, focusing on new acquisitions and providing wireless data solutions.  From 2003 to 2004, Mr. Lever was a sales executive with Sophos, Inc., a company that provides anti-virus software solutions to businesses.  Mr. Brad Lever is a member of the IAPP (International Association of Privacy Professionals).

Curt Weldon. Congressman Curt Weldon is currently a Director of the Company.  Congressman Curt Weldon served in the United States Congress for 20 years. When he retired in 2007 he was Vice Chairman of both the Armed Services Committee and the Homeland Security Committee, as well as a Member of the Energy and Environment Sub-Committee. During his tenure in Congress he initiated and Chaired the US/FSU Energy Parliamentary Relationship, served as Co-Chair of the International Energy Advisory Council and Keynoted a number of International Energy Forums. Mr. Weldon organized and led over 50 bi-partisan Congressional Delegations to 75 nations including the first-ever Congressional Delegations into Libya and North Korea. Prior to his career in elective office as a Mayor, County Commissioner and Member of Congress, Mr. Weldon served as an Educator and University Professor as well as a Director with the INA/CIGNA Corporation at its Corporate Headquarters in Philadelphia. Mr. In addition to his work with the Registrant, Mr. Weldon formed and currently serves as CEO of Jenkins Hill International – a firm providing International Consulting as well as facilitating International Strategic Relationships. Mr. Weldon has been honored by over 100 professional associations and international organizations.

Jay M. Cohen.  Jay M. Cohen is currently a Director of the Company.  Jay M. Cohen is a native of New York. Mr. Cohen was commissioned in 1968 upon graduation from the United States Naval Academy. He holds a joint Ocean Engineering degree from Massachusetts Institute of Technology and Woods Hole Oceanographic Institution and Master of Science in Marine Engineering and Naval Architecture from MIT.  Mr. Cohen’s early Navy assignments included service on conventional and nuclear submarines. From 1985 to 1988 Cohen commanded USS HYMAN G. RICKOVER (SSN 709).  Following command, he served on the U.S. Atlantic Fleet as a senior member of the Nuclear Propulsion Examining Board, responsible for certifying the safe operation of nuclear powered ships and crews.  From 1991 to 1993, Mr. Cohen commanded the submarine tender USS L.Y. SPEAR (AS 36) including a deployment to the Persian Gulf in support of Operation DESERT STORM. After Spear, he reported to the Secretary of the

Navy as Deputy Chief of Navy Legislative Affairs. During this assignment, Mr. Cohen was responsible for supervising all Navy Congressional liaison.

Mr. Cohen was promoted to the rank of Rear Admiral in October 1997 and reported to the Joint Staff as Deputy Director for Operations responsible to the President and Department of Defense leaders for strategic weapons release authority.  In June 1999, he assumed duties as Director Navy Y2K Project Office responsible for transitioning all Navy computer systems into the new century.  In June 2000, Mr. Cohen was promoted in rank and became the 20th Chief of Naval Research. He served during war as the Department of the Navy Chief Technology for the Navy and Marine Corps Science and Technology (S&T) Program (involving basic research to applied technology portfolios and contracting), Mr. Cohen coordinated investments with other U.S. and international S&T providers to rapidly meet war fighter combat needs. After a half year assignment as Chief of Naval Research, Rear Admiral Cohen retired from the Navy on February 1, 2006.

Unanimously confirmed by the US Senate, Mr. Cohen was sworn in as Under Secretary for Science & Technology at the Department of Homeland Security on August 10, 2006. Mr. Cohen resigned from his position as Under Secretary for Science & Technology at the Department of Homeland Security on January 20, 2009.  Since leaving government, Rear Admiral Cohen is now a principal in The Chertoff Group, and the CEO of JayMCohen LLC, which is an independent consultant for science and technology in support of domestic and international defense, homeland security and energy issues and solutions.

Mr. Gabriel Rosu.  Mr. Gabriel Rosu is currently the Company’s Chief Development Officer (“CDO”), a position he has held since the Company’s inception.  As CDO, Mr. Rosu functions as the Company’s lead software developer and eCommerce infrastructure developer.  A fully trained Java Architect, Mr. Rosu is versed in software and application design and development, service-oriented architecture, and encryption frameworks.  His primary role is to develop and test communications and information security concepts and solutions.  In addition to the work Mr. Rosu performs with the Registrant, since March 2008, Mr. Rosu has worked with Telus, a Canadian telecommunications company, as a Frameworks Lead Architect.  From 2004 through February 2008, Mr. Rosu worked with Accenture, a global management consulting, technology services and outsourcing company, as a Frameworks Lead Architect, a position in which he was responsible for deliverable planning and tracking as well as resource allocation.  From 2001 through 2004, Mr. Rosu was a Senior Software Engineer with Verb Exchange Inc., a digital communications company that provides new media marketing opportunities to advertisers, a position in which he served as a team leader and Java architect.

Family Relationships

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2011, certain information with respect to the common stock beneficially owned by (i) each director, nominee to the Board of Directors and executive officer of the Company; (ii) each person who owns beneficially more than 5% of the common stock; and (iii) all directors and executive officers as a group:

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class
Common	Global Capital Partners, LLC PO Box 6560 Pahrump, NV 89041	16,040,455	11.9%
Common	Kasia Zukowska 248 – 256 East 2nd Ave Vancouver, BC V5T 1B7	9,600,000	7.122%
Common	Brad Lever(1) 248 - 256 East 2nd Ave Vancouver, BC V5T 1B7	32,000,000	23.739%
Common	Gabriel Rosu(1) 7092 Sussex Ave Burnaby, BC V5J 3V3	9,600,000	7.122%
Common	Curt Weldon(1) 4687 West Chester Pike Newton Square, PA 19073	1,000,000(2)	0.185%
Common	Jay Cohen(1) 1111 Army Drive, Apt 406 Arlington, VA 22202	150,000(3)	0.028%
Common	All Directors and Officers as a Group (4 in total)	42,750,000	31.074%

(1)

The person listed is currently an officer, a director, or both, of the Company.

(2)

On February 9, 2011, the Curt Weldon was granted 1,000,000 restricted stock shares, of which 250,000 were vested upon grant and 750,000 will vest in three, four month installments, beginning on June 9, 2011, four months after the date of grant, and ending February 9, 2012.

(3)

On February 15, 2011, Jay Cohen was granted 150,000 restricted stock shares, of which 37,500 were vested upon grant and 112,500 will vest in three, four month installments, beginning on June 15, 2011, four months after the date of grant, and ending February 15, 2012.

ADOPTION OF ECRYPT TECHNOLOGIES, INC. STOCK COMPENSATION PROGRAM

SUMMARY DESCRIPTION OF PROGRAM

Effective April 12, 2011, subject to shareholder approval, the Board of Directors approved the adoption of the eCrypt Technologies, Inc. Stock Compensation Program  (the “Program”) under which 13,500,000 shares have been reserved for purposes of possible future issuance of incentive stock options, non-qualified stock options, and restricted stock grants to employees, directors and certain key individuals. The purpose of the Program is to attract and retain key employees, consultants and other persons, and to provide such key individuals with an additional incentive to contribute to the success of the Company.  In order to maintain flexibility in the award of stock benefits, the Program constitutes a single “omnibus” plan, but is composed of three parts.  The first part is the Incentive Stock Option Plan (“Incentive Option Plan) which provides grants of  incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended.  The second part is the Nonqualified Stock Option Plan (“Nonqualified Option Plan”) which provides grants of nonqualified stock options.  The third part is the Restricted Shares Plan (“Restricted Plan”) which provides grants of restricted shares of Company common stock (ARestricted Shares”). The Incentive Option Plan, the Nonqualified Option Plan and the Restricted Plan respectively comprise Plan I, Plan II, and  Plan III of the Program.

The foregoing description of the Program is qualified in its entirety by reference to the eCrypt Technologies, Inc. Stock Compensation Program which was filed as Exhibit 10.9 to the Form 8-K filed by the Company with the Securities and Exchange Commission on April 20, 2011, and is hereby incorporated by reference.

FEDERAL INCOME TAX CONSEQUENCES

The holder of an Incentive Stock Option does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the option is sold or otherwise disposed of within two (2) years from the option grant date or within one (1) year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the Company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two (2) years from the grant date and one (1) year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

The holder of a non qualified stock option does not realize taxable income upon the grant of a nonqualified stock option if the exercise price is equal to the fair market value. If the exercise price is less than the fair market value, the optionee will realize income equal to the difference between the exercise of the nonqualified stock option in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

Generally, the holder of a restricted stock grant reports ordinary income for the value of the stock when the employer restrictions lapse.  The employer claims a corresponding income tax deduction at that time.  Notwithstanding that, if the holder of a restricted stock grant makes a section 83(b) election under Section 83 of the Internal Revenue Code, the holder reports ordinary income for the value of the stock at the time of grant.  The employer claims a corresponding income tax deduction at that time (assuming the stock wasn’t issued in connection with the acquisition or creation of a capital asset).  Furthermore, if a section 83 election is made by the employee, the reported income (but not the tax paid) becomes the tax basis of the stock, and any gain on the sale of the stock will be capital gain; the section 83(b) election must be filed within 30 days of the stock grant.

VOTING SECURITIES & INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Colorado Revised Statutes, a vote by the holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. As of the Record Date, the Company had 133,588,671 Voting Shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share. The consenting shareholders are the record and beneficial owners of 70,439,557 shares of the Company’s common stock, which represents approximately 52.72% of the total number of Voting Shares.  The consenting shareholders voted in favor of the action described herein in a written consent, dated April 15, 2011.  No consideration was paid for the consent.

DISSENTERS RIGHTS

The law of the State of Colorado does not provide for dissenter’s rights of appraisal in connection with the above described actions.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact the Company at 4750 Table Mesa Drive, Boulder, Colorado.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.  Copies of our annual report on Form 10-K (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to the Company at 4750 Table Mesa Drive, Boulder, Colorado 80305.  Copies of all exhibits to the annual reports on Form 10-K are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

By Order of the Board of Directors,

/s/ Brad Lever
Brad Lever, Director

May 2, 2011